UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549
__________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 28, 2021

VNUE, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-55517	98-0543851
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

104 West 29th St, 11th floor, New York, NY 10001

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (833) 937-5493

N/A

(Former Name of Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

General Terms and Effects

On April 28, 2021, VNUE, Inc., a Nevada corporation (the “Company”), entered into a Common Stock Purchase Agreement (“Purchase Agreement”) with Triton Funds LP, a Delaware limited liability partnership (the “Purchaser” or “Triton”). Pursuant to the Purchase Agreement, Triton shall purchase a number of securities (the “Securities”) of the Company having an aggregate value of one million dollars ($1,000,000.00) after a registration statement on Form S-1 (“S-1) is filed by the Company and declared effective by the Securities and Exchange Commission.

During the Commitment Period, (as defined by the Purchase Agreement as the earlier of December 31, 2021 or the date on which Triton has purchased a total of $1,000,000 in Securities under the Purchase Agreement), the Company shall not pursue a similar transaction with any other party. A Closing shall take place no later than five (5) business days after the purchase notice date (the “Closing”).

At any point during the Commitment Period, the Company may deliver a purchase notice to the Purchaser which states the number of Securities which the Company intends to sell to the Purchaser on a Closing (the “Purchase Notice”). During the Commitment Period, the Company shall not submit a Purchase Notice until a previous Closing has been completed.

Triton shall have no obligation to purchase any securities of the Company at Closing unless each of the following conditions are satisfied (i) the common stock shall have been listed or quoted for trading on the Principal Market (as defined by the Purchase Agreement), and shall not have been suspended from trading during the Commitment Period and the Company shall not have been notified of any pending or threatened proceeding or other action to suspend the trading of the Company’s common stock; (ii) the Company has complied with its obligations and is otherwise not in breach of, or in default under, the Purchase Agreement or any other agreement executed between the parties, which has not been cured prior to delivery of Purchase Notice; (iii) no injunction shall have been issued and remain in force, or action commenced by a governmental authority which has not been stayed or abandoned, prohibiting the purchase or the issuance of the Securities; (iv) the issuance of the Securities will not violate any requirements of the Principal Market; (v) the valuation of the Company exceeds $16,000,000 at all times between the execution of the Purchase Agreement and the Closing; and (vi) the S-1 shall remain effective at all times.

The Company shall reserve the amount of Securities included in the Company’s S-1 for issuance pursuant to the Purchase Agreement for the benefit of Triton. The transactions contemplated by the Purchase Agreement may have a potential dilutive effect on the shareholders of the Company.

As additional consideration to Triton, on April 28, 2021, the Company issued to Triton a Common Stock Purchase Warrant under which Triton may purchase up to 57,690,245 shares of the Company’s common stock at a price to be determined with reference to an  assumed valuation of the Company of $21,000,000.

Representations and Warranties

The Purchase Agreement contained customary representations and warranties and pre- and post-closing covenants of each party and customary closing conditions.

The Purchaser will not be entitled to purchase that number of Securities, which when added to the sum of the number of common stock beneficially owned (as such term is defined under Section 13(d) and Rule 13d3 of the 1934 Act), by the Purchaser, would exceed 4.9% of the common stock outstanding on the Purchase Notice date, as determined in accordance with Rule 13d-1(j) of the 1934 Act.

Governing Law

The Purchase Agreement is governed by California law and the parties are subject to exclusive jurisdiction of federal and state courts located in the State of California (or any appellate court thereof).

The foregoing description of the Purchase Agreement and Warrant do not purport to be complete and are qualified in their entirety by reference to the full text of the Purchase Agreement and Warrant which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit Number	Description

10.1	Common Stock Purchase Agreement, dated April 28, 2021, by and between the Company and Triton Funds LP.

10.2	Common Stock Purchase Warrant, dated April 28, 2021 by and between the Company and Triton Funds LP.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VNUE, INC.

Date: May 4, 2021	By:	/s/ Zach Bair
	Name:	Zach Bair
	Title:	Chief Executive Officer

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